                                                                      EX-10.33


                               THIRD AMENDMENT TO
                           LETTER OF CREDIT AGREEMENT

      THIS THIRD AMENDMENT TO LETTER OF CREDIT (this "Amendment") is entered into as of this 23rd day of June, 1998 by and between ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the "Company") and HELLER FINANCIAL, INC., a Delaware corporation ("Heller").

                                    RECITALS:

      A. Company and Heller have entered into that certain Letter of Credit Agreement dated as of September 1, 1994, and amended by the First Amendment to the Letter of Credit Agreement dated November 16, 1997 and the Second Amendment to Letter of Credit Agreement dated June 23, 1997 (as amended, the "Letter of Credit Agreement"), pursuant to which Heller has issued the "Letter of Credit" (this and all other capitalized terms used but not defined herein shall have the meanings set forth in the Letter of Credit Agreement).

      B. Company is also a party to a Credit Agreement dated June 23, 1997 (as amended to date, the "Credit Agreement") with Credit Suisse First Boston as agent (in such capacity, the "Agent") for the financial institutions party thereto as Lenders (the "Lenders"), and the Lenders, to which Heller is a party as a Lender and as an "Issuing Bank" with respect to the Letter of Credit.

      C. Subject to the terms and conditions contained herein, Company and Heller desire to amend certain provisions of the Letter of Credit Agreement as set forth below.

      NOW THEREFORE, in consideration of the premises and mutual agreements, provisions and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Amendment. Article Four of the Letter of Credit Agreement is hereby amended by deleting Section 4.6 thereof in its entirety.

      2. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to conflict of law principles.

      3. Counterparts; No Further Amendments. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which when taken together, shall constitute but one and the same instrument. Except as amended hereby, the Letter of Credit Agreement remains unmodified and in full force and effect. All references to the Letter of Credit in the Credit Documents shall be deemed to refer to the Letter of Credit Agreement as amended hereby.

      IN WITNESS WHEREOF, the Company and Heller have executed this Amendment as of the date first set forth above.

                                       ROLLER BEARING COMPANY
                                       OF AMERICA, INC.


                                       By: /s/ Anthony S. Cavilieri
                                           -------------------------------
                                       Its: Vice President and CEO


                                       HELLER FINANCIAL, INC.


                                       By: /s/ Andrew D. Marek
                                           -------------------------------
                                       Its: Senior Vice President


                                        2